_________________________________________________________________________________

John Hancock Advisers, LLC
601 Congress Street

Boston, MA 02210

March 20, 2013

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re: Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C and Appendix D hereto.

2. The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix E and Appendix F hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By: /s/ Jeffrey H. Long

Jeffrey H. Long

Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By: /s/ Charles A. Rizzo

Charles A. Rizzo

Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST

John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit
None

APPENDIX C

Class Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Global Opportunities Fund	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	1.10%	2/28/2014[1]
Greater China Opportunities Fund	N/A	N/A	N/A	1.31%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2014[1]
Mid Cap Equity Fund	1.45%	2.15%	2.15%	1.09%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2014[1]
Small Cap Intrinsic Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%	2/28/2014[1]
U.S. Global Leaders Growth Fund	1.30%	2.05%	2.05%	0.99%	N/A	1.40%	N/A	N/A	N/A	0.85%	2/28/2014[1]
Bond Fund	See below	See below	See below	See below	N/A	See below	N/A	N/A	N/A	0.57% and see below	9/30/2013
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2013
High Yield Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.65%	9/30/2013
Investment Grade Bond Fund	0.98%	1.73%	1.73%	0.67%	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2013

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets. These fee waivers and/or expense reimbursements expire on September 30, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.

APPENDIX D

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2014.*

* At the March 17-20, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2014) of the management fee limitation, effective upon the current expiration date of July 31, 2013.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2013.

APPENDIX E

Fund Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit*
None

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

APPENDIX F

Class Level Voluntary Limit on Total Operating Expenses

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

1 At the December 10-12, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and/or expense reimbursement arrangements for the Funds as listed above to February 28, 2014, each effective upon the current expiration date of February 28, 2013.